                         NOTICE OF GUARANTEED DELIVERY
                                      for
                        Tender of Shares of Common Stock
                            and Class B Common Stock
                                       of
                           ALYSIS TECHNOLOGIES, INC.
                                       to
                            MAUI ACQUISITION CORP.,
                          a wholly owned subsidiary of
                               PITNEY BOWES INC.
                   (Not to Be Used for Signature Guarantees)

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON WEDNESDAY, APRIL 25, 2001, UNLESS THE OFFER IS EXTENDED
--------------------------------------------------------------------------------

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the "Share Certificates") evidencing shares of common stock, par value $0.01 per share (the "Common Shares"), of Alysis Technologies, Inc., a Delaware corporation (the "Company"), and/or shares of class B common stock, par value $0.01 per share, of the Company (the "Class B Shares" and together with the Common Shares, the "Shares"), are not immediately available, (ii) time will not permit all required documents to reach the Wilmington Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase. Unless the context indicates otherwise, as used herein, stockholders shall mean holders of Shares.

                        THE DEPOSITARY FOR THE OFFER IS:

                            WILMINGTON TRUST COMPANY

          BY MAIL:              BY FACSIMILE TRANSMISSION:     BY HAND/OVERNIGHT COURIER:
Corporate Trust Reorg. Svcs.          (302) 651-1079            Wilmington Trust Company
  Wilmington Trust Company                                      1105 North Market Street
        P.O. Box 8861                                                   1st Floor
  Wilmington, DE 19899-8861        CONFIRM BY TELEPHONE:          Wilmington, DE 19801
                                      (302) 651-8869          Attn: Corporate Trust Reorg.
                                                                          Svcs.

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              The Guarantee on the Reverse Side Must Be Completed.

Ladies and Gentlemen:

    The undersigned hereby tenders to Maui Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Pitney Bowes Inc., a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 29, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares: --------------------------   Name(s) of Record Holder(s): ----------------
Certificate Nos. (if available):
-----------------                              --------------------------------------------
                                                               Please Print
Check box if Shares will be tendered by book-
entry transfer (including through DTC's
ATOP):                                         Address(es): --------------------------------
/ / The Depository Trust Company
                                               --------------------------------------------
                                                                                    Zip Code
Name of Tendering Institution:                 Company Area Code and Tel. No.: ------------
----------------
Account Number: ---------------------------    Area Code and Tel. No.: ---------------------
Dated: ------------------------------, 2001    Signature(s):
                                               --------------------------------

                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company (pursuant to the procedures for book-entry transfer, set forth in Section 2 of the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery. The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm: ------------------------------
                                               --------------------------------------------
Address: -----------------------------------               Authorized Signature
                                               Title: --------------------------------------
--------------------------------------------
                                     Zip Code  Name: -------------------------------------
                                                               Please Print

                                               Date: --------------------------------, 2001
Area Code and Tel. No.: ---------------------  Address: --------------------------------
                                               --------------------------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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